UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 17, 2018

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 300, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 17, 2018, Hyster-Yale Group, Inc. ("HYG"), a wholly owned subsidiary of Hyster-Yale Materials Handling, Inc. (the "Company"), entered into the Third Amended and Restated Joint Venture and Shareholders Agreement (the "Agreement") with Wells Fargo Financial Leasing, Inc. ("Wells Fargo"). This agreement amends and restates the Second Amended and Restated Joint Venture and Shareholders Agreement, dated as of November 21, 2013, as such has been amended from time to time, and certain ancillary agreements, to set forth the terms and conditions on which HYG and Wells Fargo shall continue to operate HYG Financial Services, Inc. ("HYGFS"), an entity owned twenty percent (20%) by HYG and eighty percent (80%) by Wells Fargo, through December 31, 2023 (the "Base Term").

HYGFS was formed primarily for the purpose of providing financial services to independent Hyster® and Yale® lift truck dealers, those dealers’ customers and National Account customers in the United States. Under the Agreement, HYGFS provides debt financing to HYG's independent dealer network and lease and loan financing to dealers and customers.

Under the terms of the Agreement and a recourse and indemnity agreement, dated as of September 17, 2018 (the "Recourse and Indemnity Agreement"), by and among HYG, Wells Fargo and HYGFS, HYG provides recourse for financing provided to its dealers by HYGFS. Additionally, the credit quality of a customer or concentration issues within Wells Fargo may necessitate that HYG provide recourse or repurchase obligations of the lift trucks purchased by such customers and financed through HYGFS. Pursuant to a guarantee agreement, dated as of September 17, 2018, by HYG in favor of Wells Fargo (the "HYG Guarantee"), HYG also provides a guarantee to Wells Fargo for 20% of HYGFS’ debt with Wells Fargo, such that HYG would become liable under the terms of HYGFS’ debt agreements with Wells Fargo in the case of default by HYGFS. Pursuant to a guarantee agreement, dated as of September 17, 2018, by the Company in favor of Wells Fargo (the "Parent Guaranty"), the Company also provides for a guarantee of the obligations of HYG under the Agreement, certain ancillary agreements related to the Agreement and the HYG Guarantee described above. In addition, HYG provides certain services to HYGFS for which it is entitled to receive compensation under the terms of the Agreement. The services consist primarily of administrative functions and remarketing services.

The Agreement is effective through the Base Term and will automatically renew for additional periods of one year unless either party terminates the Agreement upon written notice for cause. If the Agreement is terminated for any reason whatsoever, the existing obligations at the time of termination of either party under the Agreement shall not be affected or impaired except as specifically provided in the Agreement. Each of the Recourse and Indemnity Agreement, the HYG Guaranty and the Parent Guaranty are effective through the term of the Agreement.

Wells Fargo Bank, N.A. has in the past provided, is currently providing and in the future may continue to provide investment banking, commercial banking and other financial services to the Company and its subsidiaries in the ordinary course of business for which it has received and will receive customary compensation. In the ordinary course of business, such bank and its affiliates may participate in loans and actively trade the equity securities of the Company for its own account or for the accounts of customers and, accordingly, such bank and its respective affiliates may at any time hold long or short positions in such securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 21, 2018		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary